EXHIBIT 99.1

CONSENT OF PROSPECTIVE DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, E. Wayne Nordberg, hereby consent to be named as a prospective director of Annaly Mortgage Management, Inc. in the Registration Statement on Form S-4 of Annaly Mortgage Management, Inc., dated March 10, 2004, and any amendments thereto.


/s/ E. Wayne Nordberg
----------------------------
E. Wayne Nordberg

Dated: March 9, 2004